Exhibit 99.1

Tenneco Reports Fourth Quarter and Full-Year 2008 Results

LAKE FOREST, Ill.--(BUSINESS WIRE)--February 5, 2009--Tenneco Inc. (NYSE: TEN):

  Revenue and EBIT declines reflect a rapid deterioration in global industry conditions in the fourth quarter
  Fourth quarter loss includes $215 million in non-cash impairment charges for goodwill and deferred tax assets
  Company benefiting from cost reduction and cash preservation actions

Tenneco Inc. (NYSE: TEN) reported a fourth quarter net loss of $298 million, or $6.40 per diluted share, compared with a net loss of $72 million, or $1.57 per diluted share in fourth quarter 2007.

Adjusted for the items below, the net loss was $24 million, or 51-cents per diluted share, down from net income of $17 million, or 34-cents per diluted share, a year ago. The adjustments include the non-cash impairment charges for goodwill and deferred tax assets. The tables in this press release reconcile GAAP results to non-GAAP results.

EBIT (earnings before interest, taxes and minority interest) was a loss of $145 million, versus earnings of $43 million a year ago. EBIT was negatively impacted by the goodwill impairment charge, lower OE production volumes globally, lower aftermarket sales and higher restructuring costs, all of which were driven by the severe industry conditions. These factors more than offset the benefits of new OE business launches, reduced overhead spending, and cost savings from restructuring and operational flexing actions implemented worldwide. In addition, the global downturn drove unusual changes in currency exchange rates during the quarter, which reduced EBIT by $21 million due to currency transaction and translation losses. Adjusted EBIT was a loss of $7 million, compared with earnings of $61 million the prior year.

EBITDA including minority interest (EBIT before depreciation and amortization) was a loss of $91 million versus earnings of $98 million in fourth quarter 2007. Adjusted EBITDA including minority interest was $47 million compared with $116 million.

“The fourth quarter saw further vehicle sales and OE production volumes declines in North America, compounded by the dramatic fall-off in Europe and rest of the world due to the global economic crisis and ongoing credit freeze, which has driven every major economy into recession. As with the entire automotive industry, Tenneco has been significantly impacted by these severe and unprecedented external conditions,” said Gregg Sherrill, chairman and CEO, Tenneco. “In response, we have and will continue to take aggressive actions to reduce costs, re-size our operations and generate and preserve cash in order to weather this crisis.”

In the fourth quarter 2008, the company announced a global restructuring program that is expected to generate $58 million in annualized savings once fully implemented by the end of 2009. The restructuring and other actions the company is taking include:

  Eliminating 1,100 jobs worldwide;
  Closing three manufacturing plants and one engineering facility;
  Controlling compensation and benefits costs including:
    Suspending matching contributions to employee 401(k) programs for 2009;
    Eliminating 2008 performance bonuses for salaried employees;
    Reducing total annual compensation for the top 50 executives on average by more than 60%; and
    Eliminating employee annual salary increases and implementing other salary control actions.
  Continuing to implement hourly layoffs at manufacturing plants worldwide and initiating unpaid furloughs and work hour reductions for some salaried employees to further adjust to declining production volumes;
  Cutting spending on information technology, sales and marketing programs;
  Accelerating working capital improvement opportunities; and
  Reducing capital expenditures by eliminating all discretionary capital spending including eliminating or deferring regional expansion projects and cutting spending tied to delayed customer launches.

Adjusted fourth quarter 2008 and 2007 results:

	Q4 2008				Q4 2007
	EBITDA	EBIT	Net Income	Per Share	EBITDA	EBIT	Net Income	Per Share
Earnings Measures	$ (91)	$(145)	$ (298)	$ (6.40)	$ 98	$ 43	$ (72)	$ (1.57)

Adjustments (reflects non-GAAP measures):
Restructuring and restructuring related expenses	24	24	16	0.34	18	18	11	0.26
Goodwill impairment charge	114	114	114	2.44	-	-	-	-
Charges related to refinancing	-	-	-	-	-	-	14	0.31
Net tax Adjustments	-	-	144	3.11	-	-	64	1.34
	-	-	-	-

Non-GAAP earnings measures	$ 47	$ (7)	$ (24)	$ (0.51)	$ 116	$ 61	$ 17	$ 0.34

Fourth quarter 2008 adjustments:

  Restructuring and restructuring related expenses of $24 million pre-tax, or 34-cents per diluted share;
  Non-cash asset impairment charges of $114 million, or $2.44 per diluted share, related to goodwill for Tenneco’s 1996 acquisition of Clevite Industries;
  Non-cash tax charges of $144 million, or $3.11 per diluted share, related to the $101 million valuation allowance against the company’s U.S. deferred tax assets, as well as $16 million for the impact of not benefiting U.S. tax losses, $11 million for changes in foreign tax rates, valuation allowances of $4 million in certain foreign countries and other tax adjustments.

Fourth quarter 2007 adjustments:

  Restructuring and restructuring related expenses of $18 million pre-tax, or 26-cents per diluted share;
  A charge of $21 million pre-tax, or 31-cents per diluted share, for refinancing a portion of the company’s debt;
  Net tax expenses of $64 million, or $1.34 per diluted share, including $66 million in non-cash expenses to realign the European ownership structure and a net benefit of $2 million primarily related to adjustments for prior year income tax returns.

Fourth quarter revenue was $1.208 billion, down from $1.565 billion in fourth quarter 2007. The impact of unfavorable currency in the quarter was $123 million. Excluding currency and substrate sales, revenue was $1.025 billion versus $1.125 billion a year ago. The decline was driven by falling production volumes, particularly in the North America and Europe emission control businesses and in China.

Gross margin in the quarter was 12.6%, down from 14.3% a year ago, the result of significant production volume declines, manufacturing fixed cost absorption and the negative impact of currency. Gross margin in fourth quarter 2008 included $8 million in restructuring related expenses and fourth quarter 2007 included $16 million.

Steel costs in the quarter were $13 million higher year-over-year, driven by higher year-over-year base prices and surcharges for chrome purchased in North America. The company addressed these costs with cost reductions, aftermarket price increases and OE customer recoveries.

SGA&E expense was $126 million (10.4% of sales) in fourth quarter 2008, compared with $127 million (8.1% of sales) in fourth quarter 2007. Restructuring costs were $14 million higher in fourth quarter 2008 versus the prior year. Before the impact of higher restructuring costs, SGA&E expense was down year-over-year due to the company’s progress in reducing overhead costs and discretionary spending.

Tenneco generated $126 million in cash flow from operations in fourth quarter 2008, driven by $115 million in cash from working capital, primarily from accounts receivable collections and inventory reductions. The company generated $199 million in cash flow from operations in the fourth quarter 2007. The year-over-year decline in cash flow from operations was due to the significantly lower production environment.

At December 31, 2008, the company’s leverage ratio was 3.66, below the maximum level of 4.25. The interest coverage ratio was 3.64, above the minimum of 2.10. The leverage ratio is the company’s tightest senior credit facility debt-compliance ratio. In December 2008, the company amended the leverage ratio, increasing it for the fourth quarter from 4.0x to 4.25x as a precautionary step during a very volatile quarter.

Tenneco has initiated the process – which it first announced in December – to achieve a longer-term amendment to its senior secured credit facility in anticipation of continued difficult economic and industry conditions globally. The company expects to complete the amendment by the end of February.

Additionally, Tenneco extended its $120 million U.S. receivable securitization facility through March 2, 2009. The revised terms of the facility reduced the percentage of Tenneco’s U.S. accounts receivable that the sponsors purchased. Tenneco estimates that the sponsors will purchase between $10 million and $30 million less of its receivables than in the past. Also, the cost of the facility will increase about $4 million annually. Prior to the expiration date and concurrent with completion of the senior secured credit facility amendment, the company expects to renew the facility for an additional 364 days.

At quarter-end, total debt was $1.451 billion, compared with $1.374 billion a year ago. Cash balances were $126 million versus $188 million the prior year and debt net of cash balances was $1.325 billion, compared with $1.186 billion at December 31, 2007.

NORTH AMERICA

  OE revenue was $498 million, down 16% year-over-year from $592 million. Excluding currency and substrate sales, revenue was down 4% to $331 million from $345 million. Fourth quarter 2008 revenues included $32 million from the Kettering, Ohio ride control operations, which the company acquired earlier in 2008. A 24% drop in industry light vehicle production drove the decline, including substantial volume declines across all Tenneco’s customers.
  Aftermarket revenue was $113 million, versus $122 million the prior year, driven by lower ride control and exhaust sales, partially offset by price increases for higher material costs. Excluding the impact of currency, revenue was $116 million.
  EBIT for North America operations was a loss of $131 million, driven by the goodwill impairment charge and volume declines, versus earnings of $16 million a year ago. Adjusted for the items below, EBIT was a loss of $8 million, compared with earnings of $18 million the prior year.
  Fourth quarter 2008 EBIT included $9 million in restructuring costs and $114 million of goodwill impairment charges. Fourth quarter 2007 EBIT included $2 million in restructuring costs.
  The benefits to adjusted EBIT from lower SGA&E spending and new OE business partially offset the impact from negative EBIT drivers including:
    Lower OE production volumes, unfavorable vehicle mix and related manufacturing fixed cost absorption as well as aftermarket sales volume declines that together reduced EBIT by $29 million;
    Unfavorable currency related to translation and transaction losses on the Canadian dollar and Mexican peso, which reduced EBIT by $14 million.

EUROPE, SOUTH AMERICA AND INDIA

  Europe OE revenue was $352 million, down 31% year-over-year from $511 million. Excluding currency and substrate sales, revenue was down 12% to $329 million from $373 million. Fourth quarter 2008 revenues included $18 million from the recently acquired suspension business of Gruppo Marzocchi. The decline was due to sharply falling production volumes, which accelerated in the second half of the quarter, primarily with emission control customers. Industry light vehicle production was down 27% year-over-year.
  Europe aftermarket revenue was $76 million, versus $96 million the prior year, driven by lower ride control and exhaust sales volumes, partially offset by price increases for higher material costs. Excluding the negative impact of currency, revenue was $89 million.
  South America and India revenue was $72 million, down from $96 million in fourth quarter 2007. Excluding the impact of currency and substrate sales, revenue was down 4% to $80 million from $84 million. The decline was largely driven by OE production declines in Brazil and Argentina.
  EBIT for Europe, South America and India was a loss of $12 million, compared with earnings of $19 million a year ago. Adjusted for the items below, EBIT was $3 million, versus $35 million in fourth quarter 2007.
  Fourth quarter 2008 EBIT included $15 million in restructuring costs and fourth quarter 2007 EBIT included $16 million in restructuring costs.
  The benefits to adjusted EBIT from lower SGA&E spending, new OE business and lower alloy surcharges partially offset the impact from negative EBIT drivers including:
    Lower OE production volumes, unfavorable vehicle mix and related manufacturing fixed cost absorption, as well as aftermarket sales volume declines that together decreased EBIT by $29 million;
    Unfavorable currency related to translation and transaction losses, primarily on the Euro and Brazilian real, which reduced EBIT by $7 million.

ASIA PACIFIC

  Asia revenue was $70 million, down 28% from $98 million the prior year, driven by sharp OE production volume declines in China. Excluding currency and substrate sales, revenue was $46 million, compared with $62 million.
  Australia revenue was $27 million, down 46% from $50 million in fourth quarter 2007. Excluding currency and substrate sales, revenue was $34 million, versus $43 million. The decline was primarily driven by lower OE production volumes.
  Asia Pacific EBIT was a loss of $2 million, compared with earnings of $8 million a year ago.
  Lower OE production volumes, primarily in China and Australia, and related manufacturing fixed cost absorption accounted for the EBIT decline.

FULL-YEAR 2008 RESULTS

Tenneco reported annual revenue of $5.916 billion, down from $6.184 billion in 2007. Excluding currency and substrate sales, revenue was $4.334 billion, compared with $4.511 billion the year before. The year-over-year decrease was driven by significantly lower OE production volumes, primarily in North America and the rapid decline in Europe and China in the fourth quarter.

The company reported a net loss of $415 million, or $8.95 per diluted share, compared with a net loss of $5 million, or 11-cents per diluted share in 2007. Adjusted for the items below, net income was $20 million, or 42-cents per diluted share, versus net income of $88 million, or $1.82 per diluted share a year ago.

Full-year EBIT was a loss of $3 million, down from earnings of $252 million in 2007. Adjusted EBIT was $158 million, compared with $282 million in 2007. EBIT for full-year 2008 includes the negative impact of $22 million in currency. EBITDA for full-year 2008 was $219 million, compared with $457 million in 2007. Adjusted EBITDA was $380 million, a 22% decrease from $487 million a year ago.

Adjusted full-year 2008 and 2007 results:

	YTD 2008				YTD 2007
	EBITDA	EBIT	Net Income	Per Share	EBITDA	EBIT	Net Income	Per Share
Earnings Measures	$ 219	$ (3)	$ (415)	$ (8.95)	$ 457	$ 252	$ (5)	$ (0.11)

Adjustments (reflects non-GAAP measures):
Restructuring and restructuring related expenses	40	40	27	0.58	25	25	16	0.35
New aftermarket customer changeover costs	7	7	4	0.09	5	5	3	0.06
Goodwill impairment charge	114	114	114	2.45	-	-	-	-
Charges related to refinancing	-	-	-	-	-	-	18	0.37
Net tax Adjustments	-	-	290	6.25	-	-	56	1.15

Non-GAAP earnings measures	$ 380	$ 158	$ 20	$ 0.42	$ 487	$ 282	$ 88	$ 1.82

SGA&E costs as a percent of sales for 2008 was 8.8% compared with 8.3% in 2007, primarily driven by the revenue decline and higher restructuring costs.

Capital spending in 2008 was $221 million, versus $198 million in 2007. The increase reflects higher year-over-year spending in the first half of 2008 in preparation for new business launches and new programs in faster-growing markets like China, India and Russia.

OUTLOOK

Tenneco will continue to address the impact from the global economic crisis with its cost reduction and cash generation actions including:

  Aggressive global restructuring initiatives;
  Continuing reduced compensation and benefits actions;
  Ongoing discretionary spending cuts;
  Generating additional cash from all components of working capital, especially through continued inventory reductions globally, and
  Reducing capital expenditures to about $160 million, a 28% reduction over 2008.

“Cash preservation and generation remains our top priority and we continue to implement actions at all levels of our operations to improve cash flow and help ensure that we meet our liquidity requirements through our existing credit facilities,” Sherrill said.

Tenneco also announced it is not providing any OE revenue guidance at this time due to the extreme volatility in global automotive production and overall uncertainty in the ultimate depth and length of the global economic crisis. The company will re-evaluate providing OE revenue and long-term growth guidance as markets stabilize and some measure of predictability returns.

“Future global OE production projections are just too unreliable at this time for us to provide guidance regarding OE revenue,” said Sherrill. “However, what has not changed is the fact that Tenneco continues to benefit from new stricter emissions regulations. Tenneco's highly competitive technology is driving content growth and new business in traditional as well as adjacent markets, including on and non-road commercial vehicles and locomotives, over the next five years.”

Tenneco continues to win new business globally. Earlier this week, Tenneco announced a joint development agreement with GE Transportation, a unit of General Electric, to develop a proprietary selective catalytic reduction aftertreatment technology for various transportation and other applications. As part of the agreement, Tenneco has been awarded a development contract for locomotive projects and is positioned to become a long-term strategic supplier of diesel aftertreatment solutions to GE Transportation.

Tenneco currently has a number of production or development contracts with 11 on-road commercial vehicle customers, which are expected to generate new revenues starting in 2010 in the United States, Europe, China and South America. The company has similar contracts with six off-road commercial vehicle and two locomotive customers, with incremental revenue expected to begin in 2011 in the United States, Europe and Japan.

Attachment 1:

Statements of Income (Loss) – 3 Months

Statements of Income (Loss) – 12 Months

Balance Sheets

Statements of Cash Flows – 3 Months

Statements of Cash Flows – 12 Months

Attachment 2:

Reconciliation of GAAP Net Income to EBITDA – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months

Reconciliation of GAAP Net Income to EBITDA – 12 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 12 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 12 Months

CONFERENCE CALL

The company will host a conference call on Thursday, February 5, 2009 at 10:30 a.m. EST. The dial-in number is 800-369-1826 (domestic) or 212-547-0478 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on February 5, 2009 through March 5, 2009. To access this recording, dial 866-419-2879 (domestic) or 203-369-0761 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

2009 ANNUAL MEETING

The Tenneco Board of Directors has scheduled the corporation’s annual meeting of shareholders for Wednesday, May 13, 2009 at 10:00 a.m. CDT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois. The record date for shareholders to vote at the meeting is March 16, 2009.

Tenneco is a $5.9 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 21,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker®, Gillet™ and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “hopes,” “may,” “expects,” “anticipate,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products, such as recent and significant production cuts by automotive manufacturers in response to difficult economic conditions;

(ii) the company's resultant inability to realize the sales represented by its awarded book of business which is based on anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers;

(iii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(iv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector, and changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products;

(v) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(vi) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including the strength of other currencies relative to the U.S. dollar and currency fluctuations and other risks associated with operating in foreign countries;

(vii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals;

(viii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets, particularly in light of the current global financial and liquidity crisis, the ability of the company to amend its senior secured credit facility and the credit ratings of the company's debt;

(ix) The recent volatility in the credit markets, the loses which may sustained by our lenders due to their lending and other financial relationships and the general instability of financial institutions due to a weakening economy;

(X) the cost and outcome of existing and any future legal proceedings, and the impact of changes in and compliance with laws and regulations, including environmental laws and regulations and the adoption of the current mandated timelines for worldwide emissions regulations;

(xi) workforce factors such as strikes or labor interruptions;

(xii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xiii) further changes in the distribution channels for the company's aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs;

(xiv) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xv) acts of war, riots or terrorism, including, but not limited to the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates; and

(xvi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2007.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
THREE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2008		2007
Net sales and operating revenues	$ 1,208		$ 1,565

Costs and Expenses
Cost of Sales (exclusive of depreciation shown below)	1,056	(a)	1,341	(d)
Goodwill Impairment Charge	114	(b)	-
Engineering, Research and Development	28	(a)	28
Selling, General and Administrative	98	(a)	99	(d)
Depreciation and Amortization of Other Intangibles	54		55
Total Costs and Expenses	1,350		1,523

Loss on sale of receivables	(3)		(2)
Other Income (Expense)	-		3
Total Other Income (Expense)	(3)		1

Income (Loss) before Interest Expense,
Income Taxes, and Minority Interest
North America	(131)	(a)(b)	16	(d)
Europe, South America & India	(12)	(a)	19	(d)
Asia Pacific	(2)		8
	(145)		43
Less:
Interest expense (net of interest capitalized)	25		52	(e)
Income tax expense	126	(c)	61	(f)
Minority interest	2		2
Net Loss	$ (298)		$ (72)

Average common shares outstanding:
Basic	46.5		46.1
Diluted	46.5		46.1

Loss per share of common stock:
Basic	$ (6.40)		$ (1.57)
Diluted	$ (6.40)		$ (1.57)

(a) Includes restructuring and restructuring related charges of $24 million pre-tax, $16 million after tax or $0.34 per diluted share. Of the adjustment $8 million is recorded in cost of sales, $1 million is recorded in Engineering and $15 million is recorded in SG&A. Geographically, $9 million is recorded in North America and $15 million in Europe, South America and India.

(b) Represents Goodwill impairment charge recorded in North America of $114 million or $2.44 per diluted share.

(c) Includes tax charges of $144 million or $3.11 per diluted share related to the $101 million valuation allowance against the company's U.S. deferred tax assets, as well as a $16 million impact of not benefiting U.S. tax losses, $11 million for changes in foreign tax rates, valuation allowances of $4 million in certain foreign countries and other tax adjustments.

(d) Includes restructuring and restructuring related charges of $18 million pre-tax, $11 million after tax or $0.26 per share. Of the adjustment $16 million is recorded in cost of sales and $2 million is recorded in SG&A. Geographically, $2 million is recorded in North America and $16 million in Europe, South America and India.
(e) Includes a charge of $21 million pre-tax, $14 million after-tax or $0.31 per share for cost related to refinancing our 10.25% senior secured notes.
(f) Includes a $64 million or $1.34 per share tax charge for tax adjustments, including realigning the European ownership structure.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
TWELVE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2008		2007
Net sales and operating revenues	$ 5,916		$ 6,184

Costs and Expenses
Cost of Sales (exclusive of depreciation shown below)	5,063	(a)	5,210	(e)
Goodwill Impairment Charge	114	(b)	-
Engineering, Research and Development	127	(a)	114
Selling, General and Administrative	392	(a)(c)	399	(e)(f)
Depreciation and Amortization of Other Intangibles	222		205
Total Costs and Expenses	5,918		5,928

Loss on sale of receivables	(10)		(10)
Other Income (Expense)	9		6
Total Other Income (Expense)	(1)		(4)

Income (Loss) before Interest Expense,
Income Taxes, and Minority Interest
North America	(107)	(a)(b)(c)	120	(e)(f)
Europe, South America & India	85	(a)	99	(e)
Asia Pacific	19	(a)	33
	(3)		252
Less:
Interest expense (net of interest capitalized)	113		164	(g)
Income tax expense	289	(d)	83	(h)
Minority interest	10		10
Net Loss	$ (415)		$ (5)

Average common shares outstanding:
Basic	46.4		45.8
Diluted	46.4		45.8

Loss per share of common stock:
Basic	$ (8.95)		$ (0.11)
Diluted	$ (8.95)		$ (0.11)

(a) Includes restructuring and restructuring related charges of $40 million pre-tax, $27 million after tax or $0.58 per diluted share. Of the adjustment $17 million is recorded in cost of sales, $1 million in engineering and $22 million is recorded in SG&A. Geographically, $16 million is recorded in North America, $22 million in Europe, South America and India and $2 million in Asia Pacific.

(b) Represents Goodwill impairment charge recorded in North America of $114 million or $2.45 per diluted share.
(c) Includes customer changeover costs of $7 million pre-tax, $4 million after-tax or $0.09 per diluted share.

(d) Includes tax charges of $290 million or $6.25 per diluted share related to the valuation allowance against the company's U.S. deferred tax assets, repatriating of cash from Brazil, the impact of not benefiting fourth quarter U.S. tax losses, changes in foreign tax rates and other tax adjustments.

(e) Includes restructuring and restructuring related charges of $25 million pre-tax, $16 million after tax or $0.35 per share, of which $22 million is recorded in cost of sales and $3 million is recorded in SG&A. Geographically, $3 million is recorded in North America and $22 million in Europe, South America and India.

(f) Includes customer changeover costs of $5 million pre-tax, $3 million after-tax or $0.06 per share.
(g) Includes pre-tax expenses of $26 million, $18 million after-tax or $0.37 per share for costs related to refinancing activities.
(h) Includes a $56 million or $1.15 per share tax charge for tax adjustments, including realigning the European ownership structure.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		December 31, 2008		December 31, 2007

Assets

	Cash and Cash Equivalents	$ 126		$ 188

	Receivables, Net	574	(a)	757	(a)

	Inventories	513		539

	Other Current Assets	125		157

	Investments and Other Assets	345		764

	Plant, Property, and Equipment, Net	1,145		1,185

	Total Assets	$ 2,828		$ 3,590

Liabilities and Shareholders' Equity

	Short-Term Debt	$ 49		$ 46

	Accounts Payable	790		987

	Accrued Taxes	30		41

	Accrued Interest	22		22

	Other Current Liabilities	266		262

	Long-Term Debt	1,402	(b)	1,328	(b)

	Deferred Income Taxes	51		114

	Deferred Credits and Other Liabilities	438		359

	Minority Interest	31		31

	Total Shareholders' Equity	(251)		400

	Total Liabilities and Shareholders' Equity	$ 2,828		$ 3,590

		December 31, 2008		December 31, 2007
(a)	Accounts Receivables net of:
	Accounts receivables securitization programs	$ 179		$ 157

		December 31, 2008		December 31, 2007
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$ 239		$ 169
	Term loan A (Due 2012)	150		150
	10.25% senior notes (Due 2013)	250		251
	8.625% subordinated notes (Due 2014)	500		500
	8.125% senior notes (Due 2015)	250		250
	Other long term debt	13		8

		$ 1,402		$ 1,328

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	December 31,
	2008	2007

Operating activities:
Net loss	$ (298)	$ (72)
Adjustments to reconcile net loss
to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	54	55
Goodwill impairment charge	114	-
Stock-based compensation	3	2
Deferred income taxes	120	48
Loss on sale of assets	3	-
Changes in components of working capital-
(Inc.)/dec. in receivables	240	166
(Inc.)/dec. in inventories	70	47
(Inc.)/dec. in prepayments and other current assets	43	50
Inc./(dec.) in payables	(222)	(71)
Inc./(dec.) in taxes accrued	(4)	(15)
Inc./(dec.) in interest accrued	(8)	(6)
Inc./(dec.) in other current liabilities	(4)	(6)
Changes in long-term assets	8	-
Changes in long-term liabilities	(6)	(1)
Other	13	2
Net cash provided by operating activities	126	199

Investing activities:
Proceeds from sale of assets	1	8
Cash payments for plant, property & equipment	(41)	(61)
Cash payments for software-related intangibles	(6)	(5)
Net cash used by investing activities	(46)	(58)

Financing activities:
Issuance of common shares	1	2
Issuance of long-term debt	1	250
Debt issuance costs on long-term debt	(2)	(5)
Retirement of long-term debt	(2)	(230)
Net inc./(dec.) in bank overdrafts	17	1
Net inc./(dec.) in revolver borrowings and short-term debt excluding current
maturities on long-term debt	(71)	(177)
Distribution to minority interest partners	(9)	(3)
Other	-	(2)
Net cash used by financing activities	(65)	(164)

Effect of foreign exchange rate changes on cash and
cash equivalents	(16)	8

Decrease in cash and cash equivalents	(1)	(15)
Cash and cash equivalents, October 1	127	203
Cash and cash equivalents, December 31	$ 126	$ 188

Cash paid during the period for interest	$ 34	$ 66
Cash paid during the period for income taxes (net of refunds)	12	15

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$ 28	$ 40

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Twelve Months Ended
	December 31,
	2008	2007

Operating activities:
Net loss	$ (415)	$ (5)
Adjustments to reconcile net loss
to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	222	205
Goodwill impairment charge	114	-
Stock-based compensation	10	9
Deferred income taxes	204	25
Loss on sale of assets	10	8
Changes in components of working capital-
(Inc.)/dec. in receivables	126	(116)
(Inc.)/dec. in inventories	19	(66)
(Inc.)/dec. in prepayments and other current assets	1	15
Inc./(dec.) in payables	(181)	100
Inc./(dec.) in taxes accrued	4	(25)
Inc./(dec.) in interest accrued	-	(10)
Inc./(dec.) in other current liabilities	-	19
Changes in long-term assets	16	6
Changes in long-term liabilities	19	(13)
Other	11	6
Net cash provided by operating activities	160	158

Investing activities:
Proceeds from sale of assets	3	10
Cash payments for plant, property & equipment	(233)	(177)
Cash payments for software-related intangibles	(15)	(19)
Cash payment for net assets purchased	-	(16)
Acquisition of business, net of cash acquired	(16)	-
Net cash used by investing activities	(261)	(202)

Financing activities:
Issuance of common shares	2	8
Issuance of long-term debt	1	400
Debt issuance costs on long-term debt	(2)	(11)
Retirement of long-term debt	(6)	(591)
Net inc./(dec.) in bank overdrafts	(1)	7
Net inc./(dec.) in revolver borrowings and short-term debt excluding current
maturities on long-term debt	77	183
Distribution to minority interest partners	(13)	(6)
Net cash provided (used) by financing activities	58	(10)

Effect of foreign exchange rate changes on cash and
cash equivalents	(19)	40

Decrease in cash and cash equivalents	(62)	(14)
Cash and cash equivalents, January 1	188	202
Cash and cash equivalents, December 31	$ 126	$ 188

Cash paid during the period for interest	$ 117	$ 177
Cash paid during the period for income taxes (net of refunds)	62	60

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$ 28	$ 40
Assumption of debt from business acquisition	10	-

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING MINORITY INTEREST (2)
Unaudited

	Q4 2008
	North	Europe	Asia
	America	& SA	Pacific	Total
Net loss				$ (298)

Minority interest				2

Income tax expense				126

Interest expense (net of interest capitalized)				25

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	$ (131)	$ (12)	$ (2)	(145)

Depreciation and amortization of other intangibles	29	22	3	54

Total EBITDA including minority interest(2)	$ (102)	$ 10	$ 1	$ (91)

	Q4 2007
	North	Europe	Asia
	America	& SA	Pacific	Total
Net loss				$ (72)

Minority interest				2

Income tax expense				61

Interest expense (net of interest capitalized)				52

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	$ 16	$ 19	$ 8	43

Depreciation and amortization of other intangibles	28	22	5	55

Total EBITDA including minority interest(2)	$ 44	$ 41	$ 13	$ 98

(1) Generally Accepted Accounting Principles

(2) EBITDA including minority interest represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA including minority interest is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including minority interest calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including minority interest should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including minority interest because it regularly reviews EBITDA including minority interest as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including minority interest for similar purposes. Tenneco also believes EBITDA including minority interest assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including minority interest measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	Q4 2008				Q4 2007
	EBITDA (3)	EBIT	Net Income (Loss)	Per Share	EBITDA (3)	EBIT	Net Income (Loss)	Per Share
Earnings Measures	$ (91)	$ (145)	$ (298)	$ (6.40)	$ 98	$ 43	$ (72)	$ (1.57)

Adjustments (reflect non-GAAP measures):
Restructuring and restructuring related expenses	24	24	16	0.34	18	18	11	0.26
Goodwill Impairment Charge (4)	114	114	114	2.44	-	-	-	-
Charges related to refinancing	-	-	-	-	-	-	14	0.31
Net tax adjustments (5)	-	-	144	3.11	-	-	64	1.34

Non-GAAP earnings measures	$ 47	$ (7)	$ (24)	$ (0.51)	$ 116	$ 61	$ 17	$ 0.34

					Q4 2008
					North	Europe	Asia
					America	& SA	Pacific	Total
EBIT					$ (131)	$ (12)	$ (2)	$ (145)
Restructuring and restructuring related expenses					9	15	-	24
Goodwill Impairment Charge (4)					114	-	-	114

Adjusted EBIT					$ (8)	$ 3	$ (2)	$ (7)

					Q4 2007
					North	Europe	Asia
					America	& SA	Pacific	Total
EBIT					$ 16	19	$ 8	$ 43
Restructuring and restructuring related expenses					2	16	-	18

Adjusted EBIT					$ 18	$ 35	$ 8	$ 61

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the fourth quarters of 2008 and 2007 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including minority interest represents income before interest expense, income taxes, minority interest and depreciation and amortization.  EBITDA including minority interest is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including minority interest calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including minority interest should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including minority interest because it regularly reviews EBITDA including minority interest as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including minority interest for similar purposes.  Tenneco also believes EBITDA including minority interest assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including minority interest measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Non-cash asset impairment charge related to goodwill for Tenneco's 1996 acquisition of Clevite Industries.

(5) Non-cash tax charges related to a valuation allowance against our U.S. deferred tax assets, as well as the impact of not benefiting U.S. tax losses, changes in foreign tax rates, valuation allowances in certain foreign countries and other tax adjustments.

			ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING MINORITY INTEREST (2)
Unaudited

	YTD 2008
	North	Europe	Asia
	America	& SA	Pacific	Total
Net loss				$ (415)

Minority interest				10

Income tax expense				289

Interest expense (net of interest capitalized)				113

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	$ (107)	$ 85	$ 19	(3)

Depreciation and amortization of other intangibles	108	97	17	222

Total EBITDA including minority interest(2)	$ 1	$ 182	$ 36	$ 219

	YTD 2007
	North	Europe	Asia
	America	& SA	Pacific	Total
Net loss				$ (5)

Minority interest				10

Income tax expense				83

Interest expense (net of interest capitalized)				164

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	$ 120	$ 99	$ 33	252

Depreciation and amortization of other intangibles	103	86	16	205

Total EBITDA including minority interest(2)	$ 223	$ 185	$ 49	$ 457

(1) Generally Accepted Accounting Principles

(2) EBITDA including minority interest represents income before interest expense, income taxes, minority interest and depreciation and amortization.  EBITDA including minority interest is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including minority interest calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including minority interest should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including minority interest because it regularly reviews EBITDA including minority interest as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including minority interest for similar purposes. Tenneco also believes EBITDA including minority interest assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including minority interest measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

							ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	YTD 2008				YTD 2007
	EBITDA (3)	EBIT	Net Income (Loss)	Per Share	EBITDA (3)	EBIT	Net Income (Loss)	Per Share
Earnings Measures	$ 219	$ (3)	$ (415)	$ (8.95)	$ 457	$ 252	$ (5)	$ (0.11)

Adjustments (reflect non-GAAP measures):
Restructuring and restructuring related expenses	40	40	27	0.58	25	25	16	0.35
New aftermarket customer changeover costs (4)	7	7	4	0.09	5	5	3	0.06
Goodwill Impairment Charge (5)	114	114	114	2.45
Charges related to refinancing activities	-	-	-	-	-	-	18	0.37
Net tax adjustments (6)	-	-	290	6.25	-	-	56	1.15

Non-GAAP earnings measures	$ 380	$ 158	$ 20	$ 0.42	$ 487	$ 282	$ 88	$ 1.82

					YTD 2008
					North	Europe	Asia
					America	& SA	Pacific	Total
EBIT					$ (107)	$ 85	$ 19	$ (3)
Restructuring and restructuring related expenses					16	22	2	40
New aftermarket customer changeover costs (4)					7	-	-	7
Goodwill Impairment Charge (5)					114			114

Adjusted EBIT					$ 30	$ 107	$ 21	$ 158

					YTD 2007
					North	Europe	Asia
					America	& SA	Pacific	Total
EBIT					$ 120	99	$ 33	$ 252
Restructuring and restructuring related expenses					3	22	-	25
New aftermarket customer changeover costs (4)					5	-	-	5

Adjusted EBIT					$ 128	$ 121	$ 33	$ 282

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for 2008 and 2007 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including minority interest represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA including minority interest is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including minority interest calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including minority interest should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including minority interest because it regularly reviews EBITDA including minority interest as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including minority interest for similar purposes. Tenneco also believes EBITDA including minority interest assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including minority interest measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Represents costs associated with changing new aftermarket customers from their prior suppliers to an inventory of our products. Although our aftermarket business regularly incurs changeover costs, we specifically identify in the table above the changeover costs that, based on the size or number of customers involved, we believe are of an unusual nature for the time period in which they were incurred.

(5) Non-cash asset impairment charge related to goodwill for Tenneco's 1996 acquisition of Clevite Industries.

(6) Non-cash tax charges related to the valuation allowance against our U.S. deferred tax assets, the repatriating of cash from Brazil, the impact of not benefiting fourth quarter U.S. tax losses, changes in foreign tax rates and other tax adjustments.

				ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES (1)
Unaudited

	Q4 2008
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$ 121	$ (5)	$ 126	$ -	$ 126
Exhaust	377	(4)	381	176	205
Total North America Original Equipment	498	(9)	507	176	331

North America Aftermarket
Ride Control	79	(2)	81	-	81
Exhaust	34	(1)	35	-	35
Total North America Aftermarket	113	(3)	116	-	116

Total North America	611	(12)	623	176	447

Europe Original Equipment
Ride Control	108	(12)	120	-	120
Exhaust	244	(65)	309	100	209
Total Europe Original Equipment	352	(77)	429	100	329

Europe Aftermarket
Ride Control	38	(6)	44	-	44
Exhaust	38	(7)	45	-	45
Total Europe Aftermarket	76	(13)	89	-	89

South America & India	72	(16)	88	8	80

Total Europe, South America & India	500	(106)	606	108	498

Asia	70	4	66	20	46

Australia	27	(9)	36	2	34

Total Asia Pacific	97	(5)	102	22	80

Total Tenneco Inc.	$ 1,208	$ (123)	$ 1,331	$ 306	$ 1,025

	Q4 2007
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$ 123	$ -	$ 123	$ -	$ 123
Exhaust	469	-	469	247	222
Total North America Original Equipment	592	-	592	247	345

North America Aftermarket
Ride Control	85	-	85	-	85
Exhaust	37	-	37	-	37
Total North America Aftermarket	122	-	122	-	122

Total North America	714	-	714	247	467

Europe Original Equipment
Ride Control	116	-	116	-	116
Exhaust	395	-	395	138	257
Total Europe Original Equipment	511	-	511	138	373

Europe Aftermarket
Ride Control	49	-	49	-	49
Exhaust	47	-	47	-	47
Total Europe Aftermarket	96	-	96	-	96

South America & India	96	-	96	12	84

Total Europe, South America & India	703	-	703	150	553

Asia	98	-	98	36	62

Australia	50	-	50	7	43

Total Asia Pacific	148	-	148	43	105

Total Tenneco Inc.	$ 1,565	$ -	$ 1,565	$ 440	$ 1,125

(1) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales which the company previously referred to as pass-through sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

				ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES (1)
Unaudited

	YTD 2008
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$ 493	$ (5)	$ 498	$ -	$ 498
Exhaust	1,591	(2)	1,593	773	820
Total North America Original Equipment	2,084	(7)	2,091	773	1,318

North America Aftermarket
Ride Control	390	-	390	-	390
Exhaust	156	-	156	-	156
Total North America Aftermarket	546	-	546	-	546

Total North America	2,630	(7)	2,637	773	1,864

Europe Original Equipment
Ride Control	479	27	452	-	452
Exhaust	1,487	54	1,433	498	935
Total Europe Original Equipment	1,966	81	1,885	498	1,387

Europe Aftermarket
Ride Control	213	10	203	-	203
Exhaust	190	7	183	-	183
Total Europe Aftermarket	403	17	386	-	386

South America & India	389	17	372	52	320

Total Europe, South America & India	2,758	115	2,643	550	2,093

Asia	342	29	313	101	212

Australia	186	6	180	15	165

Total Asia Pacific	528	35	493	116	377

Total Tenneco Inc.	$ 5,916	$ 143	$ 5,773	$ 1,439	$ 4,334

	YTD 2007
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$ 514	$ -	$ 514	$ -	$ 514
Exhaust	1,850	-	1,850	924	926
Total North America Original Equipment	2,364	-	2,364	924	1,440

North America Aftermarket
Ride Control	385	-	385	-	385
Exhaust	152	-	152	-	152
Total North America Aftermarket	537	-	537	-	537

Total North America	2,901	-	2,901	924	1,977

Europe Original Equipment
Ride Control	427	-	427	-	427
Exhaust	1,569	-	1,569	556	1,013
Total Europe Original Equipment	1,996	-	1,996	556	1,440

Europe Aftermarket
Ride Control	201	-	201	-	201
Exhaust	207	-	207	-	207
Total Europe Aftermarket	408	-	408	-	408

South America & India	333	-	333	41	292

Total Europe, South America & India	2,737	-	2,737	597	2,140

Asia	352	-	352	125	227

Australia	194	-	194	27	167

Total Asia Pacific	546	-	546	152	394

Total Tenneco Inc.	$ 6,184	$ -	$ 6,184	$ 1,673	$ 4,511

(1) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales which the company previously referred to as pass-through sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

CONTACT:
Jane Ostrander
Investor Inquiries
847 482-5607
jostrander@tenneco.com
or
Jim Spangler
Media Inquiries
847 482-5810
jspangler@tenneco.com
or
Margie Pazikas
Media Inquiries
+32 2 706 9025
mpazikas@tenneco.com